UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 18, 2016

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 18, 2016, Office Depot, Inc. (the “Company”) announced that Mark Cosby, President, North America, will leave the Company to pursue other opportunities. In connection with Mr. Cosby’s departure and conditioned upon his execution of a General Release Agreement (the “Release Agreement”), Mr. Cosby is eligible to receive payment of severance pursuant to the terms of his letter agreement with the Company dated July 14, 2014 in connection with a termination of employment without cause. The Release Agreement provides for a release of all claims against the Company. Mr. Cosby will remain subject to non-compete, confidentiality and non-solicitation obligations included with his letter agreement.

As previously disclosed, the Board of Directors is working with an executive search firm to identify a successor CEO, and these efforts are focusing on external candidates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: November 18, 2016	/s/ STEPHEN R. CALKINS
Stephen R. Calkins
Executive Vice President,
Chief Legal Officer and Corporate Secretary